POWER OF ATTORNEY

I, Matthew J. Peterson, do hereby designate
Steve Filton to act as my lawful attorney-in fact to execute and have delivered on my behalf, with the Securities and Exchange Commission and the New York Stock Exchange, certain forms as they pertain to my reporting of holdings of Universal Health Services, Inc., Common Stock.

Such necessary forms shall consist of a Form 4, Statement of Changes in Beneficial Ownership and
Form 5, Annual Statement of Changes in Beneficial
Ownership.

I hereby ratify and confirm all that said attorney shall lawfully do or cause to be done by virtue hereof.

/s/ Matthew J. Peterson

Signed and dated on this 3rd day of October, 2019.


The undersigned, Steve Filton hereby affirms that he is the person named herein as attorney-in-fact and that his original signature is affixed hereto.

/s/ Steve Filton

Signed and dated on this 3rd day of October, 2019.


COMMONWEALTH OF PENNSYLVANIA COUNTY OF MONTGOMERY

On this 3rd day of October, in the year 2019, before me, Douglas R. Tewksbury, personally appeared
Matthew J. Peterson and Steve Filton, personally known to me and have executed this document in my presence.


/s/ Douglas R. Tewksbury

(SEAL) Signature of Notary Public
COMMONWEALTH OF PENNSYLVANIA

NOTARIAL SEAL
DOUGLAS  R. TEWKSBURY, Notary Public
Upper Merion Twp., Montgomery  County
My Commission Expires October 25, 2020